Exhibit 15

November 30, 2012

To the Board of Directors and Shareholders
of Limited Brands, Inc.:

We are aware of the incorporation by reference in the following Registration Statements of Limited Brands, Inc. and, with respect to the Registration Statement on Form S-3, in the related Prospectus of Limited Brands, Inc.:

Registration Statement (Form S-3 ASR No. 333-170406)
Registration Statement (Form S-4 No. 333-163026)
Registration Statement (Form S-8 No. 33-49871)
Registration Statement (Form S-8 No. 333-110465)
Registration Statement (Form S-8 No. 333-04927)
Registration Statement (Form S-8 No. 333-04941)
Registration Statement (Form S-8 No. 333-118407)
Registration Statement (Form S-8 No. 333-161841)
Registration Statement (Form S-8 No. 333-176588);

of our report dated November 30, 2012 relating to the unaudited consolidated interim financial statements of Limited Brands, Inc. and its subsidiaries that are included in its Form 10-Q for the quarter ended October 27, 2012.

/s/ Ernst & Young LLP

Columbus, Ohio